UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2018

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 776-6804

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 28, 2018, InspireMD, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Underwriter”), relating to an underwritten public offering of 2,857,143 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). All of the Shares are being sold by the Company. The offering price to the public of the Shares is $1.75 per share, and the Underwriter has agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $1.6275 per share. After underwriting discounts and commissions, the Company expects to receive net proceeds from the offering of $4,437,000.

Pursuant to the Underwriting Agreement, the Company, in connection with the offering, agreed to issue to the Underwriter warrants to purchase up to 171,429 shares of Common Stock, or 6% of the number of shares of Common Stock sold in the offering (the “Underwriter Warrants” and together with the shares issuable upon exercise of the Underwriter Warrants, the “Underwriter Securities”). The Underwriter Warrants will be exercisable at any time and from time to time, in whole or in part, following the date of issuance and ending five years from the date of the execution of the Underwriting Agreement, at a price per share equal to $2.1875 (125% of the offering price to the public per Share).

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-223130) previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on February 23, 2018. A preliminary prospectus supplement and prospectus supplement and the accompanying prospectus relating to the offering have been filed with the Commission. The offering is expected to close on or about April 2, 2018, subject to satisfaction of customary closing conditions.

A copy of the legal opinion and consent of Haynes and Boone, LLP relating to the validity of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriter of the Company, its directors and certain of its executive officers, and by the Company of the Underwriter, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and incorporated by reference herein.

Waiver Agreement

As previously reported, on November 28, 2017, the Company entered into a Securities Purchase Agreement (the “Series D Purchase Agreement”) with an institutional accredited investor (the “Series D Investor”) pursuant to which the Company issued and sold 750 shares of its Series D Convertible Preferred Stock (the “Series D Preferred Stock”), which was amended on February 21, 2018, and on February 26, 2018. Pursuant to the Series D Purchase Agreement and the certificate of designation for the Series D Preferred Stock, the purchasers of Series D Preferred Stock have the option, subject to certain limitations, to exchange their Series D Preferred Stock into the securities issued in a subsequent offering (the “Series D Exchange Right”).

On March 28, 2018, the Company and the Series D Investor entered into a waiver agreement (the “Waiver Agreement”) which provides that (i) the Series D Exchange Right would not be applicable to a subsequent financing consisting solely of shares of common stock publicly registered on Form S-3 for gross proceeds to the Company of up to $5,000,000, to be consummated by not later than April 3, 2018 (the “Offering”), such that no share of Series D Preferred Stock will be exchanged for securities being offered in the Offering, (ii) the Company’s obligation to use 15% of the proceeds from any subsequent offering of the Company’s securities that is not an offering of the Company’s common stock or common stock equivalents for gross proceeds of at least $8 million to redeem the outstanding shares of the Series C Convertible Preferred Stock (the “Series C Preferred Stock”) held by the Series D Investor would not be applicable to the Offering, (iii) the Company shall reduce the conversion price of the Series D Preferred Stock to the lowest effective price per share at which shares of the Company’s common stock sold in the Offering, and (iv) the Company shall use $300,000 of the proceeds from the Offering to redeem outstanding shares of Series C Preferred Stock held by the Series D Investor at a per share purchase price equal to the stated value of the Series C Preferred Stock.

The foregoing description of the Waiver Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information regarding the issuance of the Underwriter Securities set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Underwriter Securities will be issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended.

The information regarding issuance of additional shares of common stock as a result of the reduction in conversion price of Series D Preferred Stock pursuant to the Waiver Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The securities issued or issuable to the investor pursuant to the Waiver Agreement were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On March 27, 2018, the Company issued a press release announcing a proposed public offering of its common stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On March 28, 2018, the Company issued a press release announcing the pricing of the underwritten public offering of its Common Stock. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 28, 2018, by and between InspireMD, Inc. and H.C. Wainwright & Co., LLC
5.1	Opinion of Haynes and Boone, LLP.
10.1	Waiver Agreement, dated March 28, 2018
23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)
99.1	Press release dated March 27, 2018
99.2	Press release dated March 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: March 29, 2018	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer